Exhibit 99.1

Radius Global Infrastructure Reports Second Quarter 2021 Financial Results

Surpassed $100 Million of Annualized In-Place Rents

Revenue Increased 54% YoY

NEW YORK - August 11, 2021 - Radius Global Infrastructure, Inc. (NASDAQ: RADI) (“Radius” or the “Company”), one of the largest global owners and acquirors of real property interests and contractual rights underlying essential telecommunications digital infrastructure, today reported results for the second quarter ended June 30, 2021.

Bill Berkman, Co-Chairman and CEO of Radius Global Infrastructure, commented on the financial results:

“We maintained robust quarter-over-quarter growth and exceeded $100 million in Annualized In-Place Rents in the second quarter, generating revenue growth of 54% year-over-year through disciplined capital deployment and organic growth from the portfolio. We remain optimistic about our ability to continue acquiring durable cash flow streams generated from real property interests at the current pace through the remainder of 2021.

During the quarter, we raised $275 million of capital to support our acquisition strategy, which has continued to broaden from wireless-only sites into adjacent digital infrastructure assets with similar characteristics. Although we have seen increased competition to acquire assets in certain markets, we expect our recent acquisitions to generate mid-teen levered returns.

In June, Radius Global Infrastructure was added to the broad-market Russell 3000 ® Index, the small-cap Russell 2000® Index, and the Russell Microcap® Index. We are pleased to be included in these indices, which we expect to increase our visibility in the investment community.”

QUARTERLY RESULTS

Revenue increased 54% to $25.0 million for the three months ended June 30, 2021, as compared to revenue of $16.2 million for the three months ended June 30, 2020.

Gross Profit rose 52% to $24.5 million in Q2 2021, as compared to gross profit of $16.1 million in the corresponding prior year period, while the Company generated a gross profit margin of approximately 98% in Q2 2021.

Annualized In-Place Rents increased to $102.4 million as of June 30, 2021, an increase of $38.2 million or 60% over the Annualized In-Place Rents of $64.2 million as of June 30, 2020.

YEAR-TO-DATE RESULTS

Revenue increased 48% to $47.1 million for the six months ended June 30, 2021, as compared to revenue of $31.8 million for the six months ended June 30, 2020.

Gross Profit rose 47% to $46.3 million in the first half of 2021, as compared to gross profit of $31.6 million in the corresponding prior year period.

Investments in Real Property Interests and Related Intangible Assets, as identified in the Company’s Consolidated Statements of Cash Flows, was $223.2 million and $50.8 million for the six months ended June 30, 2021 and 2020, respectively. This represented an increase of $172.4 million, or 340%, for the six months ended June 30, 2021 over the corresponding prior year period.

Acquisition Capex was $233.2 million and $63.4 million for the six months ended June 30, 2021 and 2020 respectively, or an increase of $169.8 million or 268% for the six months ended June 30, 2021 over the six months ended June 30, 2020.

Please refer to the GAAP financial disclosures and reconciliations to non-GAAP financial measurement set forth below and in the Company’s Form 10-Q for the quarter ended June 30, 2021. The Company pays for its acquisitions of real property interests either with a one-time payment at the time of acquisition or, under certain circumstances, with a combination of upfront payments and future contractually committed payments over a period of time, in each case pursuant to the individual acquisition agreement. In the Consolidated Statements of Cash Flows, the one-time and upfront cash payments are reported as Investments in Real Property Interests and Related Intangible Assets. The total cash spent and the commitment for future payments in any given period for the acquisition of real property interests, adjusted for changes in foreign currency, is our Acquisition Capex. Acquisition Capex is a non-GAAP metric, albeit one the Company believes is valuable to readers of the Company’s financial statements. Please refer to the table below for a full reconciliation of Acquisition Capex.

LIQUIDITY

As of June 30, 2021, the Company had $336.8 million of total cash and cash equivalents and restricted cash.

2021 FINANCING TRANSACTIONS

On April 15, 2021, the Company issued $75 million junior secured debt on its domestic rental streams at 98.25, with a 6% cash pay interest-only note that matures in April 2023.

On May 14, 2021, Radius issued $200 million or 14,336,918 shares of Class A common stock in a private investment in public equity (PIPE) transaction with various investors for $13.95 per share, representing the volume weighted average price (VWAP) for the 5-day trading period ending on May 11, 2021 of $14.68 per share, less a 5% discount. Total net offering proceeds to the Company were approximately $191.5 million after deducting placement agent fees and offering expenses.

The proceeds of all financing transactions (debt and equity) will be used to fund continued growth. Goldman Sachs & Co. LLC acted as placement agent for the Company in connection with the PIPE transaction.

CONFERENCE CALL INFORMATION

Management will host a webcast and conference call on Wednesday, August 11, 2021 at 8:30 A.M. Eastern Time to review the Company’s second quarter financial results, discuss recent events and conduct a question-and-answer session.

The live webcast and supplemental materials with additional details regarding the Company’s operating results, financial position and investment portfolio will be available through the “News & Events” section of the Company’s website: https://www.radiusglobal.com/news-events/events-presentations.

Participants are advised to go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Radius Global Infrastructure Second Quarter 2021 Earnings Conference Call.

A replay of the webcast and access to the presentation slides will be available on the Company’s website until Wednesday, August 25, 2021.

About the Company

Radius Global Infrastructure, Inc., through its subsidiary AP WIP Investments, LLC (“APW”), is a multinational owner of a growing, diversified portfolio of primarily triple net rental streams from wireless operators and tower companies for properties underlying their mission critical digital infrastructure. APW’s proven lease origination engine drives attractive yields on capital invested and maintains a broad pipeline of acquisition opportunities.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below, including the ongoing impact of the current outbreak of COVID-19 on the U.S., regional and global economies, the U.S. sustainable infrastructure market and the broader financial markets. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”) and in our subsequent filings under the Exchange Act. Other factors besides those listed could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally, uncertainty regarding the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity, including the timing of the successful distribution of an effective vaccine.

Important factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to, the extent to which wireless carriers or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent to which new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower or antennae located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that substantially all of the tenant leases associated with our assets may be terminated upon limited notice by the wireless carrier or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; any regulatory uncertainty; the extent to which we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent to which the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in the Annual Report.

Contacts

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

Media:

Sard Verbinnen & Co

Jim Barron/Jared Levy

Email: Radius-SVC@sardverb.com

212-687-8080

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in USD thousands, except share and per share amounts)

	Successor				Predecessor
	Three months ended June 30, 2021	Six months ended June 30, 2021	Three months ended June 30, 2020	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to February 9, 2020
Revenue	$24,973	$47,145	$16,181	$24,936	$6,836
Cost of service	513	808	104	175	34

Gross profit	24,460	46,337	16,077	24,761	6,802

Operating expenses:
Selling, general and administrative	18,866	34,255	20,017	28,684	4,344
Share-based compensation	3,842	7,945	3,738	75,101	—
Amortization and depreciation	15,575	29,655	11,714	18,829	2,584
Impairment – decommissions	1,707	2,394	76	597	530

Total operating expenses	39,990	74,249	35,545	123,211	7,458

Operating loss	(15,530)	(27,912)	(19,468)	(98,450)	(656)

Other income (expense):
Realized and unrealized gain (loss) on foreign currency debt	(3,662)	10,945	(3,539)	730	11,500
Interest expense, net	(12,267)	(21,254)	(5,788)	(9,322)	(3,623)
Other income (expense), net	266	(1,879)	222	375	(277)
Gain on extinguishment of debt	—	—	1,264	1,264	—

Total other income (expense), net	(15,663)	(12,188)	(7,841)	(6,953)	7,600

Income (loss) before income tax expense	(31,193)	(40,100)	(27,309)	(105,403)	6,944
Income tax expense	6,144	5,422	442	1,429	767

Net income (loss)	(37,337)	(45,522)	(27,751)	(106,832)	$6,177

Net loss attributable to noncontrolling interest	(2,815)	(3,421)	(2,203)	(2,974)

Net loss attributable to stockholders	(34,522)	(42,101)	(25,548)	(103,858)
Stock dividend payment to holders of Series A Founders Preferred Stock	—	(31,391)	—	—

Net loss attributable to common stockholders	$(34,522)	$(73,492)	$(25,548)	$(103,858)

Loss per common share:
Basic and diluted	$(0.50)	$(1.15)	$(0.44)	$(1.78)
Weighted average common shares outstanding:
Basic and diluted	68,724,275	64,127,528	58,425,000	58,425,000

See accompanying notes to condensed consolidated financial statements

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in USD thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$281,809	$99,896
Restricted cash	1,848	1,614
Trade receivables, net	6,693	7,829
Prepaid expenses and other current assets	18,191	17,352

Total current assets	308,541	126,691

Real property interests, net:
Right-of-use assets - finance leases, net	277,377	237,862
Telecom real property interests, net	1,004,288	851,529

Real property interests, net	1,281,665	1,089,391
Intangible assets, net	6,974	5,880
Property and equipment, net	1,318	1,382
Goodwill	80,509	80,509
Deferred tax asset	605	1,173
Restricted cash, long-term	53,151	113,938
Other long-term assets	8,598	9,266

Total assets	$1,741,361	$1,428,230

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$33,162	$30,854
Rent received in advance	23,855	19,587
Finance lease liabilities, current	10,661	9,920
Telecom real property interest liabilities, current	4,902	5,749

Total current liabilities	72,580	66,110
Finance lease liabilities	24,495	23,925
Telecom real property interest liabilities	13,642	11,813
Long-term debt, net of debt discount and deferred financing costs	883,510	728,473
Deferred tax liability	60,448	57,137
Other long-term liabilities	8,362	8,704

Total liabilities	1,063,037	896,162

Commitments and contingencies
Stockholders’ equity:
Series A Founder Preferred Stock, $0.0001 par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Series B Founder Preferred Stock, $0.0001 par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Class A Common Stock, $0.0001 par value; 1,590,000,000 shares authorized; 75,684,862 and 58,425,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	8	—
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 11,611,769 and 11,414,030 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	875,373	673,955
Accumulated other comprehensive income	6,120	15,768
Accumulated deficit	(255,338)	(213,237)

Total stockholders’ equity attributable to Radius Global Infrastructure, Inc.	626,163	476,486
Noncontrolling interest	52,161	55,582

Total liabilities and stockholders’ equity	$1,741,361	$1,428,230

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in USD thousands, except share and per share amounts)

	Successor		Predecessor
	Six months ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to February 9, 2020
Cash flows from operating activities:
Net income (loss)	$(45,522)	$(106,832)	$6,177
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization and depreciation	29,655	18,829	2,584
Amortization of finance lease and telecom real property interest liabilities discount	649	803	213
Impairment – decommissions	2,394	597	530
Realized and unrealized gain on foreign currency debt	(10,945)	(730)	(11,500)
Amortization of debt discount and deferred financing costs	514	28	280
Provision for bad debt expense	2	167	26
Share-based compensation	7,945	75,101	—
Deferred income taxes	3,453	(336)	339
Gain on extinguishment of debt	—	(1,264)	—
Change in assets and liabilities:
Trade receivables, net	296	3,024	(682)
Prepaid expenses and other assets	(531)	164	935
Accounts payable, accrued expenses and other long-term liabilities	3,620	(18,018)	(4,605)
Rent received in advance	5,241	292	2,251

Net cash used in operating activities	(3,229)	(28,175)	(3,452)

Cash flows from investing activities:
Cash paid in APW Acquisition, net of cash acquired	—	(277,065)	—
Investments in real property interests and related intangible assets	(223,239)	(45,729)	(5,064)
Advances on note receivable	—	(2,500)	(17,500)
Payment received on note receivable	—	20,000	—
Purchases of property and equipment	(338)	(189)	(40)

Net cash used in investing activities	(223,577)	(305,483)	(22,604)

Cash flows from financing activities:
Borrowings under loan agreements	168,940	—	—
Repayments of term loans and other debt	(95)	(48,025)	(250)
Debt issuance costs	(3,852)	—	—
Proceeds from issuance of common stock, net of issuance costs	191,461	—	—
Proceeds from exercises of stock options and warrants	139	—	—
Repayments of finance lease and telecom real property interest liabilities	(7,687)	(4,760)	(3,149)

Net cash provided by (used in) financing activities	348,906	(52,785)	(3,399)

Net change in cash and cash equivalents and restricted cash	122,100	(386,443)	(29,455)

Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	(740)	310	(232)

Cash and cash equivalents and restricted cash at beginning of period	215,448	588,628	78,046

Cash and cash equivalents and restricted cash at end of period	$336,808	$202,495	$48,359

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$19,567	$15,939	$4,684
Cash paid for income taxes	$1,449	$2,713	$1,112

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We identify certain additional financial measures not defined by GAAP that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit and net cash provided by operating activities. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before net interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for non-cash impairment—decommissions expense, realized and unrealized gains and losses on foreign currency debt, realized and unrealized foreign exchange gains/losses associated with non-debt transactions and balances denominated in a currency other than the functional currency, share-based compensation expense, nonrecurring expenses incurred in connection with the Domestication, transaction-related costs recorded in selling, general and administrative expenses incurred for incremental business acquisition pursuit (successful and unsuccessful) and related financing and integration activities, and nonrecurring severance costs included in selling, general and administrative expenses. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

	Successor				Predecessor
(in USD thousands)	Three months ended June 30, 2021	Six months ended June 30, 2021	Three months ended June 30, 2020	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to February 9, 2020
(unaudited)
Net income (loss)	$(37,337)	$(45,522)	$(27,751)	$(106,832)	$6,177
Amortization and depreciation	15,575	29,655	11,714	18,829	2,584
Interest expense, net	12,267	21,254	5,788	9,322	3,623
Income tax expense	6,144	5,422	442	1,429	767

EBITDA	(3,351)	10,809	(9,807)	(77,252)	13,151
Impairment—decommissions	1,707	2,394	76	597	530
Realized and unrealized loss (gain) on foreign currency debt	3,662	(10,945)	3,539	(730)	(11,500)
Share-based compensation expense	3,842	7,945	3,738	75,101	—
Realized and unrealized foreign currency loss (gain) – other	(90)	2,003	231	890	523
Nonrecurring domestication and public company registration expenses	—	—	5,111	5,111	—
Transaction-related costs	1,724	1,724	—	—	—

Adjusted EBITDA	$7,494	$13,930	$2,888	$3,717	$2,704

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. The Company’s payments for its acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each real property interest agreement. In all cases, the Company contractually acquires all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the Company’s acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool, because it excludes certain fixed and variable costs related to our selling and marketing activities included in selling, general and administrative expenses in the consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in our consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period. The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets”, which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

	Successor		Predecessor
(in USD thousands)	Six months ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to February 9, 2020
(unaudited)
Investments in real property interests and related intangible assets	$223,239	$45,729	$5,064
Committed contractual payments for investments in real property interests and intangible assets	11,152	11,541	1,533
Foreign exchange translation impacts and other	(1,211)	(217)	(262)

Acquisition Capex	$233,180	$57,053	$6,335

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment made under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired. Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue. As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue”, which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

			Predecessor
(in USD thousands)	Six months ended June 30, 2021	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to February 9, 2020
Revenue for year ended December 31		$62,923	$6,836
Annualized in-place rents as of December 31		$84,071
Annualized in-place rents as of June 30	$102,376